Exhibit 99.1

INVENSENSE® ANNOUNCES FIRST QUARTER FISCAL YEAR 2013 RESULTS

•	First Quarter of Fiscal 2013 Net Revenues: $39.2 Million

•	First Quarter of Fiscal 2013 Net Income: $7.7 Million

•	First Quarter of Fiscal 2013 Diluted Earnings Per Share (GAAP): $0.09

SUNNYVALE, California, July 24, 2012 – InvenSense, Inc. (NYSE: INVN), the leading provider of Motion Interface solution devices for consumer electronics, today announced 2013 fiscal first quarter results.

First fiscal quarter 2013 net revenue was $39.2 million, up from $35.6 million for the first fiscal quarter of 2012.

Net income for the first fiscal quarter of 2013 was $7.7 million. Diluted earnings per share for the first fiscal quarter of 2013 was $0.09, matching the average of analysts’ expectations.

InvenSense ended the first fiscal quarter of 2013 with $157.5 million in cash and cash equivalents and investments, compared to $157.8 million at the end of the fourth fiscal quarter of 2012.

Management Qualitative Comments

“We are pleased with the number of new customer mobile products featuring InvenSense integrated 6-axis MotionTracking devices which launched during the quarter” said Steven Nasiri, CEO, Chairman and Founder, “While limited availability of other leading edge electronic components reduced the volume and availability of new customer products and impacted our revenue growth rates, we are encouraged by the continuing broad adoption of Motion Interface and in particular our MotionTracking devices by leading smartphone and tablet makers, including some mid-range devices, and we see a continuing demand and strong adoption of our MotionTracking devices by all leading customers in our space.”

First Quarter Fiscal 2013 Earnings Conference Call

A conference call will be held today at 1:30 p.m. Pacific Time to discuss the quarter’s results and management’s current business outlook. To listen to the conference call, please dial (866) 730-5765 ten minutes prior to the start of the call, using the passcode 26451862. International callers, please dial (857) 350-1589. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available for one week. To access the replay, please dial (888) 286-8010 and enter passcode 46106110. International callers please dial (617) 801-6888. The conference call will be available via a live webcast on the investor relations section of InvenSense’s web site at http://www.invensense.com. An archived webcast replay will be available on the web site for three months.

Forward-Looking Statements

Statements in this press release that are not historical are “forward-looking statements” as the term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally written in the future tense and/or preceded by words such as “will,” “expects,” “anticipates,” or other words that imply or predict a future state. Forward-looking statements include any projection of revenue, gross margin, expense or other financial items discussed in this press release, including the potential for an increase in the attach rates of our motion-processing technology in our markets and the potential for rapid and broad adoption of our fully integrated 6-axis gyroscope and accelerometer product by customers. Investors are cautioned that all forward-looking statements in this release involve risks and uncertainty that can cause actual results to differ from those currently anticipated, due to a number of factors, including without limitation, the continued adoption of motion tracking and motion sensing as an interface in consumer electronics products, our achievement of design wins, consumer acceptance of our customers’ products that incorporate our solutions, intense competition in our industry; our dependence on a limited number of customers for a substantial portion of our revenues; our lack of long-term supply contracts and dependence on limited sources of supply; our ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for our products, as well as changes in economic conditions in our markets and other risk factors discussed in documents filed by us with the Securities and Exchange Commission (SEC) from time to time. Copies of InvenSense’s SEC filings are posted on the company’s website and are available from the company without charge. Forward-looking statements are made as of the date of this release, and, except as required by law, the company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

About InvenSense

InvenSense Inc. (NYSE: INVN) is the leading provider of MotionTracking™ solutions for consumer electronic devices in the world. The company’s patented Nasiri-Fabrication platform and patent-pending MotionFusion™ technology address the emerging needs of many mass-market consumer applications such as, improved performance, accuracy, and intuitive motion and gesture based interfaces. InvenSense technology can be found in consumer electronic markets including smartphones, tablets, gaming devices, optical image stabilization, and remote controls for Smart TVs. InvenSense is headquartered in Sunnyvale, California and has offices in China, Taiwan, Korea, Japan, and Dubai. More information can be found at www.invensense.com.

For Investor Inquiries, Contact:

Alan Krock

Chief Financial Officer

ir@invensense.com

For Press Inquiries, Contact:

David Almoslino

408.988.7339 x285

dalmoslino@invensense.com

© 2012 InvenSense, Inc. All rights reserved. InvenSense, MotionTracking, MotionProcessing, MotionProcessor, Nasiri-Fabrication, MotionFusion, MotionApps, DMP, and the InvenSense logo are trademarks of InvenSense, Inc. Other company and product names may be trademarks of the respective companies with which they are associated.

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	July 1, 2012	July 3, 2011
Net revenue	$39,202	$35,627
Cost of revenue	17,639	15,009

Gross profit	21,563	20,618
Operating expenses:
Research and development	5,655	4,376
Selling, general and administrative	6,258	4,511

Total operating expenses	11,913	8,887

Income from operations	9,650	11,731
Other income (expense), net	37	181

Income before income taxes	9,687	11,912
Income tax provision	2,036	2,888

Net income	7,651	9,024
Net income allocable to convertible preferred stockholders	—	6,842

Net income allocable to common stockholders	$7,651	$2,182

Basic	$0.09	$0.12

Diluted*	$0.09	$0.11

Weighted average shares outstanding in computing net income per share allocable to common stockholders:
Basic	81,184	18,124

Diluted	87,080	22,547

Pro forma net income per share of common stock
Basic	$0.09	$0.13

Diluted**	$0.09	$0.12

Weighted average shares outstanding pro forma
Basic	81,184	68,435

Diluted	87,080	74,159

Supplemental Information - stock-based compensation expenses included in:
Cost of revenue	$152	$74
Research and development	618	344
Selling, general and administrative	903	355

Total stock-based compensation expense	$1,673	$773

*	Diluted net income per share attributable to common stockholders in the three months ended July 3, 2011 is computed by dividing net income attributable to common stockholders, calculated as net income less income allocable to the rights of Series A, Series B and Series C convertible preferred stock holders for the period prior to their conversion upon our initial public offering, by the weighted average number of common shares outstanding, including unvested restricted stock, and potential dilutive common shares assuming the dilutive effect of outstanding stock options using the treasury stock method.
**	Pro forma diluted net income per share in the three months ended July 3, 2011 was computed to give effect to the conversion of the Series A, Series B, and Series C convertible preferred shares and certain preferred stock warrants both using the as-if converted method into common shares as if the conversion had occurred as of the beginning of each period presented.

INVENSENSE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	July 1, 2012	April 1, 2012
Assets
Current assets:
Cash and cash equivalents	$108,036	$153,643
Short-term investments	12,436	4,129
Accounts receivable	22,692	11,931
Inventories	19,937	12,240
Prepaid expenses and other current assets	4,882	4,188

Total current assets	167,983	186,131
Property and equipment, net	5,071	4,011
Restricted time deposit	190	192
Long-term investments	37,279	300
Other assets	1,698	2,684

Total assets	$212,221	$193,318

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,341	$5,446
Accrued liabilities	6,662	7,726
Long-term debt — current portion	24	28

Total current liabilities	20,027	13,200
Long-term debt	18	22
Other long-term liabilities	3,646	3,219

Total liabilities	23,691	16,441
Stockholders’ equity:
Preferred stock:
Preferred stock, $0.001 par value — 20,000 shares authorized, no shares issued and outstanding at July 1, 2012; and April 1, 2012	—	—
Common stock:
Common stock, $0.001 par value — 750,000 shares authorized, 81,733 shares issued and outstanding at July 1, 2012; 80,890 shares issued and outstanding at April 1, 2012	140,865	136,792
Accumulated other comprehensive income (loss)	(72)	1
Retained earnings	47,737	40,084

Total stockholders’ equity	188,530	176,877

Total liabilities and stockholders’ equity	$212,221	$193,318

INVENSENSE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	July 1, 2012	July 3, 2011
Cash flows from operating activities:
Net income	$7,651	$9,024
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	556	443
Gain on disposal of property and equipment	—	(166)
Stock-based compensation expense	1,672	787
Deferred income tax assets	(2)	(5)
Tax effect of employee benefit plans	1,215	—
Excess tax benefit from stock-based compensation	(1,215)	—
Changes in operating assets and liabilities:
Accounts receivable	(10,762)	54
Inventories	(7,697)	(4,422)
Prepaid expenses and other current assets	(692)	(49)
Other assets	987	(1,395)
Accounts payable	7,867	867
Accrued liabilities	(637)	1,587

Net cash provided by (used in) operating activities	(1,057)	6,725

Cash flows from investing activities:
Purchase of property and equipment	(1,586)	(457)
Proceeds from the sale of property and equipment	—	188
Sale of available for sale investments	3,126	5,757
Purchase of available for sale investments	(48,484)	(1,011)

Net cash provided by (used in) investing activities	(46,944)	4,477

Cash flows from financing activities:
Net proceeds from exercise of warrants	81	—
Proceeds from issuance of common stock	1,115	364
Offering costs	(10)	(17)
Payments of long-term debt and capital lease obligations	(7)	(5)
Excess tax benefit from stock-based compensation	1,215	—

Net cash provided by financing activities	2,394	342

Net increase (decrease) in cash and cash equivalents	(45,607)	11,544
Cash and cash equivalents:
Beginning of period	$153,643	$28,795

End of period	$108,036	$40,339

Supplemental disclosures of cash flow information:
Cash paid for interest	$1	$—

Cash paid for income taxes	$7	$1,400

Noncash investing and financing activities:
Unpaid accounts payable for property and equipment purchased	$298	$145

Unrealized gain (loss) from available for sale investments	$73	$4

Net exercise of warrants	$70	$—

Unpaid offering costs	$—	$641